Exhibit 3.40

BY-LAWS OF

INTERNETWORK PUBLISHING CORPORATION

A FLORIDA CORPORATION

ARTICLE I

OFFICES

Section 1.   Registered Office. The registered office of the Corporation shall be located within the State of Florida, at such place as the Board of Directors shall, from time to time, determine.

Section 2.   Other Offices. The Corporation may also have offices at such other places within or without the State of Florida, as the Board of Directors may, from time to time, determine.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1.   Place of Shareholders’ Meetings. Meetings of Shareholders may be held at such place, either within or without the State of Florida, as may be fixed by the Board of Directors, from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

Section 2.   Annual Meeting. A meeting of the share-holders of the Corporation shall be held in each calendar year, commencing with the year 1996, on the third Monday of May at 10:00 a.m., or if that day does not fall on a business day then such meeting shall be held on the next business day.

At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their successors shall have been duly elected and qualified or until their earlier resignation or removal as well as the transaction of such other business as may properly come before the meeting.

Section 3.   Special Meetings. Special meetings of the shareholders may be called at any time:

(a)                                  By the President of the Corporation; or

(b)                                 By a majority of the Board of Directors; or

(c)                                  By shareholders entitled to cast at least

one-tenth of the votes which all shareholders are entitled to cast at the meeting.

Upon the written request of any person or persons who have duly called a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than ten (10) nor more than sixty (60) days after the receipt of such request, as the Secretary may determine, and to give due notice thereof, which notice shall specify the purpose or purposes for which such special meeting is called. If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within ten (10) days after receipt of such request, the person or persons calling the meeting may do so.

Section 4.   Notices of Shareholders’ Meetings. Written notice stating the date, place, hour and purpose of any meeting of the shareholders shall be delivered to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by law. Such notices may be given, at the direction of, or in the name of, the Board of Directors, President, Vice President, Secretary or Assistant Secretary.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting. If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice to each shareholder of record shall be given as provided above.

Section 5.   Shareholder Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a specified item of business is required to be voted on by a class or series of shares, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 6.   Record of Shareholders. The officer or agent having charge of the transfer books of the Corporation shall make, at least ten (10) days before any meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 7.   Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected.

Section 8.   Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

Section 9.   Informal Action by Shareholders. Any action which may be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Section 10.   Inspectors at Shareholders Meeting. The Board of Directors, in advance of any shareholders meeting, may appoint one or more (but not more than three) inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereon shall, appoint one or more (but not more than three) inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.

Section 11.   Duties of Inspectors at Shareholders Meetings. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 12.   Organization of Meeting. Meetings of the shareholders shall be presided over by the President, or if the President is not present, by a Vice President, if one has been elected and is in office or, if a Vice President is not present, by a Chairman to be chosen by a majority of the votes cast by the holders of shares entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as Secretary of meetings of shareholders, but if neither the Secretary nor an Assistant Secretary is present, the Chairman shall appoint a person present to act as Secretary of the meeting. All determinations of parliamentary procedures shall be passed upon by the presiding officer, whose determinations shall be final.

ARTICLE III

BOARD OF DIRECTORS

Section 1.   Number, Tenure and Qualifications. The number of directors shall initially be three (3). Each director shall hold office until the next Annual Meeting of Shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Florida or shareholders of the Corporation.

Section 2.   Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at such place within the State of Florida or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

Section 3.   Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the

Corporation. In addition to such annual meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 4.   Special Meetings. Special meetings of the Board of Directors shall be held whenever called by or at the request of the Chairman of the Board or any two (2) directors.

Section 5.   Participation in Meetings by Conference Telephone. Any director who is unable personally to attend any meeting of the Board of Directors or any Committee of the Board of Directors, if he is a member thereof, may participate in such meetings, be counted for the purpose of determining a quorum and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons on the meeting can hear each other.

Section 6.   Notices of Meeting of Board of Directors.

(a)   Regular Meetings. No notice shall be required to be given of any regular meeting of the Board, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Article III, Section 3 of these By-Laws, in which event two (2) days’ notice shall be given of the time and place of such meeting.

(b)   Special Meetings. At least two (2) days written notice, which notice, unless otherwise required by law or these By-Laws need not specify the purpose of the meeting, shall be given to each director of the time when and place where any special meeting of the Board of Directors is to be held either by personal delivery or by first-class mail, or facsimile via telecopier, telegram or cablegram.

(c)   Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.

Section 7.   Quorum. A majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

Section 8.   Informal Action by the Board of Directors. Any action which may be taken at a meeting of the Directors, or a committee thereof, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or all the members of the committee, as the case may be, and filed with the Secretary of the Corporation. Such consents shall have the same effect as a unanimous vote.

Section 9.   Powers.

(a)   General Powers. T he Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

(b)   Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and these By-Laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

(i)   To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

(ii)   To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

(iii)   To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

(iv)   By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more committees, each committee to consist of two (2) or more of the Directors of the Corporation. To the extent provided in any such resolution and except as limited by law, a committee so designated shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

(v)   To fix the place, time and purpose of meetings of shareholders.

(vi)   To fix the compensation of Directors for their services.

Section 10.   Removal of Directors by Shareholders. The entire Board of Directors or a class of the Board of Directors, where the Board of Directors is classified with respect to the power to elect Directors, or any individual Director may be removed from office without assigning any cause, at a meeting of the shareholders called expressly for that purpose, by a vote of a majority of the shares then entitled to vote at an election of Directors or such class of Directors. In case the Board of Directors or such class of the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time. Where shareholders are entitled to vote cumulatively for the Board of Directors or a class of the Board of Directors, if less than the entire board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which he is part.

Section 11.   Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

ARTICLE IV

OFFICERS

Section 1.   Election and Office. The Corporation shall have a President, one or more Vice-Presidents, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect additional officers and one (1) or more assistant officers. Any number of offices may be held by the same person.

Section 2.   Term. The President, any Vice-President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are duly elected and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any officer shall be as specified by the Board of Directors.

Section 3.   Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall be the principal executive officer of the Corporation and as such shall have the usual duties of a chief executive officer with general supervision and control over and direction of the business and affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Florida, these Bylaws, and the actions of the Board of Directors, he shall have direct and active supervision and direction over all other officers, employees and agents of the Corporation and may appoint, suspend, and discharge employees and agents, shall preside at all meetings of the shareholders and the Board of Directors and shall be a member of all committees. He shall have the power to sign all contracts and other instruments of the Corporation and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

Section 4.   Powers and Duties of the Vice-Presidents. The Corporation shall have, if determined by the Board of Directors, one or more Vice-Presidents, one of whom may be designated as an Executive Vice-President. Each Vice-President shall have the powers and perform the duties assigned to him by the Board of Directors or the Chairman of the Board. In the absence of the President, or in the event of the death, inability or wrongful refusal to act of the President, the Executive Vice-President, or if there is no Vice-President so designated, the Vice-President, or if more than one Vice-President is then in office, the Vice-Presidents in the order designated at the time of their election or as designated by the Chairman of the Board, shall have all the powers of and be subject to all of the restrictions upon the President.

Section 5.   Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall keep the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 6.   Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all money received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 8.   Powers and Duties of Assistant Officers. Unless otherwise determined by the Board of Directors, each assistant officer shall have the powers and perform the duties of his respective superior officer. Assistant officers shall have such rank as shall be designated by the Board of Directors. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 9.   Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

Section 10.   Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

ARTICLE V

CAPITAL STOCK

Section 1.   Share Certificates. Every share certificate shall be signed by the President or a Vice-President and the Secretary or Assistant Secretary and may be sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is manually signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

Section 2.   Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

Section 3.   Determination of Shareholders of Record and Closing Transfer Books. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record for the adjourned meeting.

The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business or at the office of the transfer agent or registrar and shall be subject to inspection by any shareholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder.

Section 4.   Lost Share Certificates. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) make an affidavit or affirmation of the facts and circumstances surrounding the same; (2) advertise such facts to the extent and in the manner the Board of Directors may require; and

(3) give to the Corporation his bond of indemnity with an acceptable surety. Thereupon a new share certificate shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

ARTICLE VI

NOTICES

Section 1.   Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-Laws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 2.   Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission. If no address for a shareholder appears on the books of the Corporation and such shareholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such shareholder care of General Delivery in the city in which the registered office of the Corporation is located shall be sufficient.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND
OFFICERS AND OTHER PERSONS

Section 1.   Indemnification. All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 607.0850 of the Florida Business Corporation Act (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provisions, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article VII shall adversely affect any rights of any person pursuant to this Article VII which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Section 2.   Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other organization, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

ARTICLE VIII

MISCELLANEOUS

Section 1.   Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chairman of the Board shall fix the fiscal year.

Section 2.   Dividends. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

Section 3.   Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state and year of incorporation.

Section 4.   Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board, the President, any Vice President, the Secretary or Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.

ARTICLE IX

AMENDMENTS

The Shareholders, by a majority vote of those voting, shall have the power to alter, amend, and repeal these By-Laws, at any regular or special meeting duly convened after notice of such purpose.

ARTICLE X

INTERPRETATION OF BY-LAWS

All words, terms and provisions of these By-Laws shall be interpreted and defined by and in accordance with the Florida Business Corporation Act, as amended, and as amended from time to time hereafter.